EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of November 23, 1998 (this "Agreement"), is entered into by and among STARBASE CORPORATION, a Delaware corporation (Nasdaq SmallCap Market Symbol "SBAS"), with headquarters located at 4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707 (the "Company"), and the undersigned entities (the "Buyers").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyers wish to purchase and the Company wishes to sell, upon the terms and subject to the conditions of this Agreement, shares of Series H Preferred Stock (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of the Certificate of Designation for the Preferred Stock attached hereto as Annex I (the "Certificate of Designation") and the Nontransferable Common Stock Purchase Warrant to purchase Common Stock attached hereto as Annex II (the "Warrants") (the Common Stock, the Preferred Stock and the Warrants sometimes referred to herein as the "Securities");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  A. PURCHASE. Each of the undersigned hereby agrees to initially purchase from the Company its pro rata portion of shares of Preferred Stock and Warrants for an aggregate purchase price of $1,166,666 and, at the option of the Company and subject to the conditions set forth in Sections 7, 8 and 9 hereof, additional shares of Preferred Stock and Warrants in two tranches each with an aggregate purchase price of $1,166,666, in the amount set forth on the signature page of this Agreement, for a total offering of $3,500,000 of such Preferred Stock and Warrants. The purchase price for each share of Preferred Stock shall be $1,000 and shall be payable in United States Dollars.

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                  B. FORM OF PAYMENT. The Buyers shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Escrow Agreement attached hereto as ANNEX II (the "Escrow Agreement") as set forth below.

                  C. METHOD OF PAYMENT. Payment into escrow of the purchase price for each tranche of the Preferred Stock shall be made by wire transfer of funds to:

                           CITIBANK N.A.
                           153 East 53rd Street
                           New York, New York  10043
                           Account Name:     Parker Chapin Flattau & Klimpl, LLP
                             Attorney Trust Account
                           Account No.:  37432544
                           Citibank ABA No.:  021000089

Not later than 3:00 p.m., New York time, on the date the Company and the Buyers shall have executed this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, and thereafter on the Tranche II Closing Date and the Tranche III Closing Date, the Buyers shall deposit with the Escrow Agent the aggregate purchase price for the appropriate tranche of the Preferred Stock, in currently available funds.

                  2. BUYERS' REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Buyers represent and warrant to, and covenant and agree with, the Company as follows:

                  A. Without limiting Buyers' right to sell the Common Stock pursuant to the Registration Statement or an exemption from registration, the Buyers are purchasing the Preferred Stock and the Warrants and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants for their own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

                  B. Each of the Buyers is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

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                  C. All subsequent offers and sales of the shares of Common
Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (the "Shares" or "Common Stock") by the Buyers shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

                  D. The Buyers understand that the shares of Preferred Stock are being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and each of the Buyers' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyers set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyers to acquire the Preferred Stock and to receive an offer of the Shares;

                  E. The Buyers and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the Warrants and the offer of the Shares which have been requested by the Buyers, including ANNEX V hereto. The Buyers and their advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyers have also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1998, (2) Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 1998, December 31, 1997 and September 30, 1997, (3) Form 8- K dated August 17, 1998, and (4) Form S-3/A dated October 28, 1998 (the "Company's SEC Documents").

                  F. The Buyers understand that their investment in the Securities involves a high degree of risk;

                  G. The Buyers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

                  H. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyers and is a valid and binding agreement of the Buyers enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally;

                  I. Neither the Buyers, nor any affiliate of the Buyers, has any present intention of entering into, any put option, short position, or other similar position with respect to the Preferred Stock or the Shares.


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                  J. Notwithstanding the provisions hereof or of the Preferred
Stock, in no event (except with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designation) shall a Buyer be entitled to convert any shares of Preferred Stock to the extent after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyers and their affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyers and their affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The preceding shall not interfere with any Buyer's right to convert the Preferred Stock or exercise the Warrants which in the aggregate total more than 4.99% of the outstanding shares of Common Stock, over time, as long as no single Buyer owns more than 4.99% of the outstanding Common Stock at any given time. The foregoing limitations shall not apply in the event of an automatic conversion as contained in the Certificate of Designation.

                  3.       COMPANY REPRESENTATIONS, ETC.

                  The Company represents and warrants to the Buyers that:

                  A. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not be expected to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. Except as disclosed in Annex V, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

                  B. CONCERNING THE SHARES. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value per share, and Annex V sets forth the number of shares which are issued and outstanding, and the number of shares of Preferred Stock, $.01 par value per share, which are issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive or similar rights. Except as specifically disclosed herein, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character

                                       -4-

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whatsoever relating to, or, except as a result of the purchase and sale of the
Preferred Stock and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock.

                  C. REPORTING COMPANY STATUS. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on the Nasdaq SmallCap Market. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities. Except as set forth in ANNEX V hereto, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing on the Nasdaq Small Cap Market.

                  D. AUTHORIZED SHARES. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and the exercise of the Warrants. The Shares have been duly authorized and, when issued upon conversion of the Preferred Stock and upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  E. SECURITIES PURCHASE AGREEMENT; ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Annexes attached hereto, and to issue the Preferred Stock, Warrants, and the shares of Common Stock underlying the Preferred Stock and the Warrants. This Agreement, the Escrow Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Escrow Agreement and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock and Warrants will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

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                  F. NON-CONTRAVENTION. The execution and delivery of this
Agreement, the Escrow Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Escrow Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock or any "lock-up" or similar provision of any underwriting or similar agreements except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

                  G. COMPLIANCE WITH LAW. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not be expected to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock, Preferred Stock, or Warrants, in accordance with the terms hereof.

                  H. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  I. SEC FILINGS. None of the SEC Filings with the Securities and Exchange Commission since (and including) the filing of the Form 10-K SB/A for the fiscal year ended March 31, 1998 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on Annex V hereto, the Company has since June 30, 1998 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission and such filings comply in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. The Company has not provided to any of the Buyers any information that, according to applicable law, rule or

                                       -6-

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regulation, should have been disclosed publicly prior to the date hereof by the
Company, but which has not been so disclosed. The financial statements of the Company included in the documents referred to in Section 2(e) hereof comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.

                  J. ABSENCE OF CERTAIN CHANGES. Since June 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in Annex V or in the documents referred to in Section 2(e) hereof.

                  K. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 2(e), that has not been disclosed in writing to the Buyers that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

                  L. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the documents referred to in Section 2(e), which the Buyers have reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. Except as set forth in Annex V hereto, and in the documents referenced in Section 2(e), no judgment, order, decree, writ or award has been issued by, or to the Company's knowledge, requested of any court, arbitrator, or governmental agency which would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents annexed hereto, or which would adversely and materially affect the Company's ability to perform its obligations under this Agreement or any document annexed hereto.

                  M. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto and Section 3(e), no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

                  N. PRIOR ISSUES. Except as set forth in ANNEX V, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The

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presently outstanding unconverted principal amount of each such issuance as at
June 30, 1998 are set forth in ANNEX V.

                  O. ACKNOWLEDGMENT OF DILUTION. The Company is aware and acknowledges that issuance of Common Stock upon the conversion of the Preferred Stock and/or exercise of the Warrants, may result in may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Common Stock in accordance with the Certificate of Designation and Warrant is unconditional and absolute regardless of the effect of any such dilution.

                  4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  A. TRANSFER RESTRICTIONS. Each of the Buyers acknowledges that
(1) the shares of Preferred Stock and Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) an exemption from registration exists and the Buyers shall have delivered to the Company any information reasonably necessary for the Company's independent counsel to prepare and deliver an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Shares (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  B. RESTRICTIVE LEGEND. Each of the Buyers acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective registration statement ("Registration Statement") or an exemption from registration, the Shares issued to the Buyer upon conversion of the Preferred Stock and exercise of the Warrants shall bear a restrictive legend in substantially the following form:

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF

                                       -8-

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                  COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT
                  SUCH REGISTRATION IS NOT REQUIRED.

                  C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as ANNEX IV, on or before the Tranche I Closing Date (as defined in Section 7(b) hereof), and the Company shall cause such Registration Rights Agreement to remain in full force and effect for so long as the Securities are outstanding, and the Company shall comply with the terms thereof.

                  D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock and the Warrants to the Buyers under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyers promptly after such filing.

                  E. REPORTING STATUS. So long as the Buyers beneficially own any of the Preferred Stock and/or Warrants, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock and the Warrants) for internal working capital purposes, and new product development and support and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

                  G. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable upon conversion and/or exercise as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Preferred Stock and the exercise rights of the Buyers pursuant to the terms of the Warrants.

                  H. WARRANTS. The Company agrees to issue to each of the Buyers on each Closing Date such Buyers' pro rata share of the Warrants to purchase an aggregate of one hundred thousand (100,000) shares of Common Stock per $1,000,000 of Preferred Stock purchased. Such Warrants shall bear an exercise price equal to one hundred ten percent (110%) of the Closing Price (as defined in the Warrant) and shall expire on the fifth anniversary of the issuance date of the Warrant, in the form annexed hereto as ANNEX II, together with registration rights granted pursuant to the Registration Rights Agreement.

                  I. LISTING OF COMMON STOCK. The Company shall (a) not later than thirty (30) days following each Conversion Date (as defined in the Certificate of Designation) and each

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exercise of the Warrants prepare and file with the Nasdaq Small Cap Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering the amount of shares of Common Stock issued upon the conversion of the Series H Preferred Stock or the exercise of the warrants, (b) take all steps necessary to cause the such shares to be approved for listing on the Nasdaq Small Cap Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Buyers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. The Company will comply with the listing and trading requirements of its Common Stock on Nasdaq Small Cap Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq Small Cap Market. In the event the Company receives notification from Nasdaq or any other controlling entity stating that the Company is not in compliance with the listing qualifications of the Nasdaq Small Cap Market, the Company will take all action necessary to bring the Company within compliance with all applicable listing standards of the Nasdaq Small Cap Market.

                  J. EXCHANGE ACT REGISTRATION. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

                  K. CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

                  L. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. The Company will immediately notify each of the Buyers upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities (as defined in the Registration Rights Agreement): (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state

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any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will promptly make available to the Buyers any such supplement or amendment to the related prospectus.

                  M. LEGAL OPINION. The Company's independent counsel shall deliver to the Buyers upon execution of this Agreement and upon the Closing of each subsequent tranche (dated as of the applicable closing), an opinion in the form of Annex VI. The Company will obtain for the Buyers, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock and/or exercise the Warrants, including, but not limited to, obtaining for the Buyers an opinion of counsel, subject only to receipt of a notice of conversion, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, and in connection with the resale of the Shares by the Buyers directing the transfer agent to remove the legend from the certificate.

                  N. RESTRICTIONS ON FUTURE FINANCINGS. The Company may enter into a subsequent or further offer or sale of Common Stock, or any securities or other instruments convertible into shares of Common Stock, with any party that is not a party to this Agreement; provided, that the investor in such future financing shall not be permitted to convert its securities into Common Stock or to have the right to receive freely tradeable shares of Common Stock until the Buyers shall have freely tradeable shares of Common Stock. The Company must disclose the terms of any proposed financing to the Buyers prior to closing on such financing and the Buyers shall have the benefit of any terms in such financing that are more beneficial to the terms of this Agreement. Notwithstanding the foregoing, the Company may issue shares of its Common Stock in connection with: (a) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, or other disposition,
(b) the exchange of capital shares for assets, stock, or joint venture interest,
(c) an offering of any of the Company's securities at then current market prices with no repricing or reset provisions, or (d) any employee benefit plan.

                  5.       TRANSFER AGENT INSTRUCTIONS.

                  A. Promptly following the Tranche I Closing Date, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock and/or exercise of the Warrants in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act and resale of the Shares, registered in the name of the Buyers or its nominee and in such denominations to be specified by the Buyers in connection with each conversion of the Preferred Stock and/or exercise of the Warrants. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyers' obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyers provide the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyers of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Shares and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyers.

                  B. The Company will permit the Buyers to exercise its right to convert the Preferred Stock in accordance with the terms of the Certificate of Designation.

                  6.       DELIVERY INSTRUCTIONS.

                  The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis on each Closing Date.

                  7.       CLOSING DATE.

                  A. The date and time of the issuance and sale of each tranche of the Preferred Stock (each, a "Closing Date") shall occur no later than 3:00 P.M., New York time on the date of the fulfillment or waiver of all of the closing conditions pursuant to Sections 8 and 9, or such other mutually agreed to time. The closing shall occur on such date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock and the Warrants, and the Preferred Stock and the Warrants only upon satisfaction of each of the conditions set forth in Sections 8 and 9 hereof.

                  B. Notwithstanding anything to the contrary contained in
Section 7(a), the Closing Date of the first tranche (the "Tranche I Closing Date") shall be upon the execution by the parties of this Agreement, and the payment of the Purchase Price and the delivery of the original stock certificates evidencing the Preferred Stock and the Warrants, the Closing Date of the second tranche (the "Tranche II Closing Date") shall be December 30, 1998, and the Closing Date of the third tranche (the "Tranche III Closing Date") shall be 40 calendar days after the Tranche II Closing Date; provided, that such Closing Date is a business day, and, if not, then the immediately following business day. In addition to the conditions contained in Sections 8 and 9 below, the closing of each tranche shall be subject to the following restrictions:

                  I. The Common Stock must have a closing bid price of at least $0.50 per share for the five consecutive trading days prior to the Closing Date of the applicable tranche.

                  II. The average trading volume for the Common Stock over the five consecutive trading days prior to the Closing Date of the applicable tranche must be at least 100,000 shares per day if the Common Stock is trading between $0.50 - $0.75 per share, 95,000 shares per day if the Common Stock is trading between $0.76 - $1.00 per share, 90,000 shares per day if the Common Stock is trading between $1.01 - $1.25 per share, 80,000 shares per day if the Common Stock is trading between $1.26 - $1.50 per share and at least 75,000 shares per day if the price of the Common Stock is in excess of $1.50 per share.

                  III. If, using the closing bid price of the Common Stock on the trading date immediately preceding the Closing Date of the applicable tranche, the number of shares of Common Stock that would be issued as a result of complete conversion of the Preferred Stock associated with the tranches previously funded and the tranche to be funded exceeds 17% of the then issued and outstanding Common Stock of the Company, the Buyers shall not be obligated to fund the additional tranche.

                  8.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  Each of the Buyers understands that the Company's obligation to sell the Preferred Stock and the Warrants on each Closing Date to the Buyers pursuant to this Agreement is conditioned upon:

                  A. The receipt and acceptance by the Company of such Agreement as evidenced by execution of this Agreement and all agreements annexed hereto by the Company for at least $1,166,666 principal amount of Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

                  B. Delivery by the Buyers to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Preferred Stock and the Warrants in accordance with Section 1(c) hereof;

                  C. The accuracy in all material respects on each Closing Date of the representations and warranties of the Buyers contained in this Agreement as if made on such Closing Date and the performance by the Buyers on or before each Closing Date of all covenants and agreements of the Buyers required to be performed on or before such Closing Date;

                  D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  9.       CONDITIONS TO EACH BUYERS' OBLIGATION TO
PURCHASE.

                  The Company understands that each Buyer's obligation to purchase the Preferred Stock on each Closing Date is conditioned upon:

                  A. Acceptance by Buyers of an Agreement for the sale of Preferred Stock and Warrants, as indicated by execution of this Agreement and all agreements annexed hereto;

                  B. Delivery by the Company to the Escrow Agent of the original shares of Preferred Stock and Warrants in accordance with this Agreement;

                  C. The accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained in this Agreement as if made on each Closing Date and the performance by the Company on or before each Closing Date of all covenants, agreements and conditions of the Company required by this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants to be performed on or before each Closing Date; and

                  D. On each Closing Date, the Buyers having received an opinion of counsel for the Company, dated the such Closing Date, in form, scope and substance reasonably satisfactory to the Buyers, to the effect set forth in Annex VI attached hereto, and the Registration Rights Agreement annexed hereto as Annex IV.

                  E. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. The sale and issuance of the Preferred Stock and Warrants shall be legally permitted by all laws and regulations to which the Company is subject.

                  F. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  G. Since the Tranche I Closing Date, no event that had or is reasonably likely to have a material adverse effect on the business or financial condition of the Company, or materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement has occurred.

                  H. The trading of the Common Stock is not suspended by the SEC or the Nasdaq Small Cap Market, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Small Cap Market. The issuance of shares of Preferred Stock and Warrants with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Nasdaq Small Cap Market.

                  I. The parties hereto shall have entered into the Escrow Agreement to hold the Preferred Stock and Warrants issuable upon each Closing Date and the Purchase Prices due hereunder, which shall remain in full force and effect as of each Closing Date.

                  10.      GOVERNING LAW; SPECIFIC PERFORMANCE.

                  A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury.

                  B. The Company and the Buyers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:                   STARBASE CORPORATION
                           4 Hutton Centre Drive, Suite 800
                           Santa Ana, California 92707
                           Attention:  Chief Financial Officer
                           Telecopier No.:  (714) 445-4482
                           with a copy to:
                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention: Martin Eric Weisberg, Esq.
                           Telecopier No.:  (212) 704-6288

BUYER: At the address set forth on Schedule of Buyers attached hereto.

ESCROW AGENT:              Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the America
                           New York, New York 10036
                           Telecopier No. (212) 704-6288

                  12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Preferred Stock.

                  13.      MISCELLANEOUS

                  A. INDEMNIFICATION. The Company agrees to indemnify and hold harmless each of the Buyers and each officer, director of the Buyers or person, if any, who controls the Buyers within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Buyers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any term of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  B. ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of, the parties and their respective successors and assigns.

                  C. COUNTERPARTS; FACSIMILE; AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and all of the Buyers, on the other hand.

                  D. ENTIRE AGREEMENT. This Agreement, the Exhibits or Annexes, which include, but are not limited to the Certificate of Designation, the Warrant, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Annexes to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

                  E. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

                  F. TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  G. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given trading day for the purposes of this Agreement and all Annexes shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Buyers and the Company shall be required to employ any other reporting entity.

                  H. REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock, Warrants, or shares of Common Stock underlying the Preferred Stock or Warrants, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

                  I. PUBLICITY. The Company and the Buyers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Buyers without the prior written consent of the Buyers, except to the extent required by law, in which case the Company shall provide the Buyers with prior written notice of such public disclosure.









                                  [end of page]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers or one of their officers thereunto duly authorized as of the date first above written.


                                                    STARBASE CORPORATION


                                                    By:_________________________
                                                         Name:
                                                         Title:


                                                    THE BUYERS:

                                                    AUSTOST ANSTALT SCHANN


                                                    By:_________________________
                                                         Name:
                                                         Title:


                                                    BALMORE FUND, S.A.


                                                    By:_________________________
                                                         Name:
                                                         Title:


                                                    MANCHESTER ASSET MANAGEMENT,
                                                    LTD.


                                                    By:_________________________
                                                         Name:
                                                         Title:


                                                    HSBC JAMES CAPEL CANADA,
                                                    INC.


                                                    By:_________________________
                                                         Name:
                                                         Title:

                                                    AMRO INTERNATIONAL


                                                     By:________________________
                                                         Name:
                                                         Title:


                                                     ___________________________
                                                     Mark Shoom

                            SCHEDULE OF BUYERS TO THE
             SERIES H CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                            FOR STARBASE CORPORATION


                                                              NUMBER OF
                                                              INITIAL /
                                                             ADDITIONAL
                           INVESTOR ADDRESS                   PREFERRED     INVESTOR'S REPRESENTATIVES' ADDRESS
INVESTOR NAME            AND FACSIMILE NUMBER                 SHARES              AND FACSIMILE NUMBER
-------------            ---------------------              -------------   ------------------------------------

Balmore Fund S.A.        Trident Chambers                     250/500
                         P.O. Box 146
                         Roadstown Tortola, BVI
                         Facsimile Number:

Austost Anstalt Schann   744 Fuerstentum                      250/500
                         Landstrasse 163, Lichenstein
                         Facsimile Number:

Manchester Asset         Charlotte House                      125/250
 Mangement               Charlotte Street
                         Nassau, Bahamas
                         Facsimile Number:  (242) 325-7918

HSBC James Capel         105 Adelaide Street West             100/200
Canada, Inc.             Suite 1200
                         Toronto, ON MSH IP9
                         Facsimile Number:  (416) 947-9450

Amro International       48 Eighth Avenue, Suite 132          100/200
                         New York, New York 10014
                         Facsimile Number:  (212) 255-9643

Gundyco., in trust for   Mark Shoom                             525
   RRSP 550 98866 19     4120 Yonge Street
                         Suite 416
                         Toronto, Ontario M2P 2C8
                         Facsimile Number:  (416) 225-7950


         ANNEX I                    CERTIFICATE OF DESIGNATION

         ANNEX II                   FORM OF WARRANT

         ANNEX III                  ESCROW AGREEMENT

         ANNEX IV                   REGISTRATION RIGHTS AGREEMENT

         ANNEX V                    COMPANY DISCLOSURE MATERIALS

         ANNEX VI                   OPINION OF COUNSEL

                                                                       ANNEX III


                                ESCROW AGREEMENT
                                ----------------


             ESCROW AGREEMENT (the "Escrow Agreement") made as of the 23rd day of November, 1998, by and among StarBase Corporation, a Delaware corporation with offices at 4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707 (the "Company"), the entities listed on the signature page (the "Purchasers") and Parker Chapin Flattau and Klimpl, LLP, a New York limited liability partnership with offices at 1211 Avenue of the Americas, New York, New York 10027, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

             WHEREAS, the Company desires to raise capital in order to finance the growth of its business operations and for other general corporate purposes;

             WHEREAS, the Company and the Purchasers have agreed that, in order to raise capital, the Company shall issue and sell to the Purchasers an aggregate of 3,500 shares of Series H Preferred Stock of the Company (the "Preferred Stock"), each share convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and warrants to purchase an aggregate of 350,000 shares of Common Stock (the "Warrants"),for a purchase price of Three Million Five Hundred Thousand ($3,500,000) Dollars (the "Sale");

             WHEREAS, pursuant to the Sale, the Company will enter into a Securities Purchase Agreement dated November 23, 1998 (the "Purchase Agreement") with the Purchasers, in the form attached as Exhibit A hereto; and

             WHEREAS, the Purchase Agreement contemplates that all funds shall be paid into escrow and the original certificates representing the Preferred Stock (the "Certificates") and original Warrants shall be held in escrow prior to each Closing Date (as defined in the Purchase Agreement) and the Escrow Agent has agreed to receive, hold and pay such funds and to receive such Certificates and Warrants, upon the terms and subject to the conditions hereinafter set forth.

             NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowl edged, the parties to this Escrow Agreement hereby agree as follows:

                      1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Purchase Agreement.

                      2. Escrow of Funds. At or prior to each Closing Date, the following shall occur: (a) each of the Purchasers shall remit by wire transfer its portion of the Purchase Price to the Escrow Agent pursuant to this Escrow Agreement as payment in full for the Preferred Stock and Warrants (the "Escrow Amount"); (b) Company shall deliver or cause to be delivered to Escrow Agent the Certificates and Warrants registered in the name of each of the Purchasers (or any nominee designated by each Purchaser at least three days before each Closing Date), free and clear of all liens, claims, charges and encumbrances. The Escrow Agent shall hold the Escrow Amount and the Certificates and Warrant and shall deliver them or redeliver them to the Company or to the Purchasers, as applicable, only in accordance with the terms and conditions of this Escrow Agreement.

                      3. Investment of Funds. The Escrow Agent shall invest the monies in the Escrow Amount in an interest bearing bank account with, or certificates of deposit or time deposits with maturities of no more than thirty
(30) days issued by, a domestic commercial bank or such other bank or other financial institution as it normally holds such funds.

                      4. Release of Funds. (a) The Escrow Agent shall release the Escrow Amount and the Certificates and Warrants upon receipt, at any time, of instructions from the Company and the Purchasers directing the manner in which the return or other distribution of the funds in the Escrow Amount and the Certificates and Warrants are to be made.

                      (b) Immediately following notification to the Escrow Agent by the Company and the Purchasers that each of the conditions precedent to a Closing has been satisfied or waived, the Company shall be paid the Escrow Amount and the Purchasers shall receive the Certificates and Warrants.

                      (c) If no closing occurs and the Escrow Agent does not receive joint instructions of the Company and the Purchasers regarding an extension of the Closing Date, the Escrow Agent shall promptly thereafter return the Escrow Amount to the Purchasers and the Certificates to the Company.

                      (d) Any interest earned on the Escrow Amount shall be paid to the party receiving the Escrow Amount.

                      5. Further Assurances. The Company and the Purchasers agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

                      6. Conflicting Demands. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Purchasers agree that the Escrow Agent shall refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

                      7. Disputes. Each of the parties hereto hereby covenants and agrees that the Federal or state courts located in the Borough of Manhattan, State of New York shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

                      8. Expenses of the Escrow Agent. The Company agrees to pay any and all out-of-pocket costs and expenses incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Escrow Agreement, the administration and holding of the Escrow Amount and the investment of such funds, and the enforcement, protection and adjudication of the parties' rights hereunder by the Escrow Agent, including, without limitation, the out-of-pocket disbursements and expenses of the Escrow Agent itself and those of other attorneys it may retain, if any. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent.

                      9. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to each of the Company and the Purchasers. The Escrow Agent shall not be responsible to review the Certificates other than to confirm that it has been signed or to determine the clearance of checks received for the Escrow Amount.

                      10. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint ven ture, partnership or attorney-client relationship between or among the Escrow Agent and the

Company or the Purchasers. This Escrow Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of the Company, who may be advised by the Escrow Agent on any and all matters pertaining to this Escrow Agreement. To the extent the Company has been represented by the Escrow Agent, the Company hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon the Company. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and each of the Company and the Purchasers authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

                      11. Exculpation. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of funds or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each of the Company and the Purchasers hereby waive any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount; and each of the Company and the Purchasers hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

                      12. Indemnification. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

                      13. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

                      14. Section and Other Headings. The section and other headings contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

                      15. Governing Law. This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury.


                      16. Counterparts. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

                      17. Resignation of Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to each of the Company and the Purchasers. In such event, the Escrow Agent shall deposit the Escrow Amount with a successor escrow agent to be appointed by (a) the Company and the Purchasers within thirty (30) days following the receipt by the parties of such notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and the Purchasers shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment and delivery of the Escrow Amount the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

                      18. Successors and Assigns; Assignment. Whenever in this Escrow Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each of the Company and the Purchasers in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder; provided, however, that nothing herein shall be deemed to authorize or permit the Company or the Purchasers to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Company or the Purchasers) without the written consent of each of the other parties nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in Section 17 hereof.

                      19. No Third Party Rights. The representations, warranties and other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Purchasers, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

                      20. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on either the Company or the Purchasers in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

                      21. Modification, Amendment, Etc. Each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

                      22. Entire Agreement. This Escrow Agreement and the Purchase Agreement contain the entire agreement of the parties with respect to the matters contained herein and therein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

             IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

                                          STARBASE CORPORATION


                                          By: --------------------------------
                                              William R. Stow, III
                                              Chief Executive Officer



                                          AUSTOST ANSTALT SCHANN


                                          By:  --------------------------------
                                               Name:
                                               Title:



                                          BALMORE FUND, S.A.


                                          By:  --------------------------------
                                               Name:
                                               Title:



                                          MANCHESTER ASSET MANAGEMENT,LTD.


                                          By:  --------------------------------
                                               Name:
                                               Title:

                                           HSBC JAMES CAPEL CANADA, INC.



                                           By: --------------------------------
                                                Name:
                                                Title:


                                           AMRO INTERNATIONAL


                                           By: --------------------------------
                                                Name:
                                                Title:


                                           ------------------------------------
                                           Mark Shoom




                                           PARKER CHAPIN FLATTAU & KLIMPL, LLP,
                                           as escrow agent


                                           -----------------------------------

                                                                         ANNEX V


                               COMPANY DISCLOSURE
                               ------------------



3.a      Organization and Good Standing - None.

3.b      Concerning the Shares - See 3.n below.

3.c Reporting Company Status - The Company has received notice that it has until January 9, 1998 to comply with certain NASD maintenance requirements. As of January 8, 1998, the Company has complied with the compliance request.

3.i      SEC Filings - None

3.j      Absence of Certain Changes - None

3.l      Absence of Litigation - None

3.m      Absence of Events of Default - None

3.n      Prior Issues
         January and February 1998 - $3.4M of 0% Convertible Preferred Stock (Series E) January 1998 - $470K of 0% Convertible Preferred Stock (Series F) January and February 1998 1.5 M of 0% Convertible Preferred Stock (Series D) July 1998 - $3.0M of 0% Convertible Preferred Stock (Series G)

         Outstanding shares of Convertible Preferred Stock as of October 1,
1998:

                  Series D       -         50,000
                  Series E       -      1,379,103
                  Series F       -              0
                  Series G       -          3,100

                                                                        ANNEX VI



                                                 November __, 1998



To each of the Purchasers
listed on Schedule A hereto

                           RE:     STARBASE CORPORATION
                                   --------------------

Dear Sir/Madam:

                  We have acted as counsel to StarBase Corporation, a Delaware corporation (the "Company"), in connection with (i) the issuance and sale by the Company of 3,100 shares of Series H Preferred Stock (the "Series H Preferred Stock") to each of the Purchasers listed on Schedule A hereto (collectively, the "Purchasers"), each an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act")) pursuant to a Series H Convertible Preferred Stock Purchase Agreement dated as of July 31, 1998 (the "Purchase Agreement"), each share of Series H Preferred Stock convertible into shares of common stock, $0.01 par value per share of the Company (the "Common Stock"), and (ii) the preparation of the Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement and the Warrant. The Purchase Agreement, the Registration Rights Agreement and the Warrant are sometimes referred to herein collectively as the "Transaction Agreements." Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to those terms in the Purchase Agreement.

                  This opinion is rendered solely for the information of the addressees in connection with the transactions contemplated by the Transaction Agreements and only the addressees are entitled to rely hereon. This opinion may not be used or relied on by the addressees for any other purpose, or by any other person, firm, corporation or entity for any purpose, without our prior written consent.

                  In connection with rendering this opinion, we have examined copies of the Transaction Agreements in the form submitted to the various parties thereto for execution, the Company's certificate of incorporation, the Company's amended and restated bylaws and resolutions of the Board of Directors of the Company approving the transactions contemplated by the Transaction Agreements.

                  We have also made such examination of law and have examined originals or copies of such corporate records and documents of the Company, such agreements, certificates of officers or

The Purchasers listed on Schedule A
November __, 1998
Page 2


representatives of the Company, and such other records, certificates, including certificates of public officials, and documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to any facts relevant to the opinions expressed below, we have relied upon certificates and written and/or oral representations of officers of the Company (including, without limitation, the representations of the Company set forth in the Transaction Agreements) and public officials. We have also assumed that the representations and warranties of the Purchasers set forth in the Transaction Agreements are true and correct as of the date hereof. All references herein to contracts, instruments or other documents of the Company are limited to such documents as have been provided to us by the Company or of which we have actual knowledge, after due inquiry of the Company and its officers. We have not examined or reviewed any communication, instrument, agreement, document or other item or conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth above. We have also assumed that the Transaction Agreements which are to be executed by the Purchasers have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the Purchasers.

                  The opinions expressed below with respect to the Company's compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations that, in our experience, are applicable to transactions of the type contemplated by the Transaction Agreements. Our opinion as to the good standing of the Company in Delaware set forth in the first sentence of paragraph 1 below is based solely upon our examination of a certificate of good standing dated Novemer 25, 1998 provided by the Secretary of State of Delaware, and such opinion is given solely as of such date.

                  In connection with our opinion with respect to pending litigation set forth in paragraph 6 below we have not undertaken searches of the dockets of any court of any jurisdiction, nor conducted a judgment, lien, litigation or similar search and have relied solely upon certificates and written or oral representations of officers of the Company.

                  We express no opinion respecting the enforceable nature of any of the Transaction Agreements or any document or instrument executed pursuant thereto or in connection therewith, insofar as the enforceable nature thereof, or any right, power, privilege, remedy or interest intended to be created thereunder, may be limited (i) by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other laws or judicial decisions affecting any rights, powers, privileges, remedies or interests of creditors generally, (ii) by rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, (iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance,

The Purchasers listed on Schedule A
November __, 1998
Page 3


injunctive relief and indemnification or (iv) insofar as rights to indemnity and/or contribution are concerned, by federal or state securities laws or the public policy underlying such laws.

                  Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

                  Where reference is made in this opinion to matters within or to our knowledge, to the best of our knowledge, or to facts or circumstances known to us or which have come to our attention, such reference means the actual knowledge of those attorneys in our firm who have given substantive attention to the preparation of the Transaction Agreements, without, however, independent investigation of any matter unless expressly set forth herein.

                  We call your attention to the fact that we are counsel admitted to practice in the State of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, the General Corporation Law of the State of Delaware and the securities laws of the United States of America. In particular, but without limitation, we do not express any opinion with respect to the blue sky laws of any State or securities laws of any State or other jurisdiction (other than the federal securities laws of the United States of America).

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

                  2. The Company has the requisite legal and corporate power to execute and deliver the Transaction Agreements, to sell and issue the Series H Preferred Stock (upon confirmation that the Certificate of Designation has been filed with the Secretary of State of Delaware) and the Warrant and to issue the Common Stock which are issuable upon conversion of the Series H Preferred Stock or upon exercise of the Warrant, and to perform its obligations under the Transaction Agreements.

                  3. The shares of Common Stock issuable upon conversion of the Series H Preferred Stock and/or the exercise of the Warrant, have been duly authorized and validly issued and, when delivered against payment in full as provided in the Series H Preferred Stock and the Warrant, as applicable, will be fully paid and nonassessable.

                  4. The Company has taken all necessary corporate action for the authorization, execution and delivery of the Transaction Agreements on the part of the Company; each of the

The Purchasers listed on Schedule A
November __, 1998
Page 4


Transaction Agreements has been duly executed and delivered by and on behalf of the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

                  5. The execution, delivery and performance of and compliance with the terms of the Transaction Agreements and the issuance of the Series H Preferred Stock (i) do not violate any provision of the Company's certificate of incorporation or bylaws, (ii) do not constitute a material default and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the properties or assets of the Company under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and (iii) do not violate or contravene (a) any applicable governmental statute, rule or regulation known to us pertaining to the Company or (b) any applicable order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and known to us, by any court or governmental body having jurisdiction over the Company or any of its property, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

                  6. To our knowledge, and except as disclosed in Annex V of the Purchase Agreement, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, if adversely determined, would result in a material adverse change in the business or financial condition of the Company, or which questions the validity of the Transaction Agreements, or any action taken or to be taken by the Company in connection therewith.

                  7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Agreements, or the offer, sale or issuance of the Series H Preferred Stock or the consummation of any other transaction contemplated by the Transaction Agreements.

                                     Very truly yours,


                                     PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                   Schedule A
                                   ----------



Balmore Fund S.A.                         Trident Chambers
                                          P.O. Box 146
                                          Roadstown Tortola, BVI

Austost Anstalt Schann                    744 Fuerstentum
                                          Landstrasse 163, Lichenstein

Manchester Asset Management               Charlotte House
                                          Charlotte Street
                                          Nassau, Bahamas

HSBC James Capel Canada, Inc.             105 Adelaide Street West
                                          Suite 1200
                                          Toronto ON MSH 1P9

Amro International                        48 Eighth Avenue
                                          Suite 132
                                          New York, New York 10014

Gundyco., in trust for                    Mark Shoom
   RRSP 550 98866 19                      4120 Yonge Street
                                          Suite 416
                                          Toronto, Ontario M2P 2C8